EXHIBIT (g)


                               CUSTODIAN CONTRACT

            This AGREEMENT made as of November 3, 1993, by and between IAI Retirement Funds, Inc., a Minnesota corporation having its principal office and place of business at 3700 First Bank Place, Minneapolis, Minnesota, (the "Company"), and Norwest Bank Minnesota, N.A., a National Banking Association having its principal office and place of business at Sixth and Marquette, Minnesota, MN 55479 (the "Custodian").

            WHEREAS, the Company is a mutual fund whose shares are currently offered in the following series (which, together with each future series of the Company that adopts this contract are hereafter referred to individually as a "Fund" and collectively as the "Funds"): Series A - IAI Regional Portfolio, Series B - Balanced Portfolio and Series C - IAI Reserve Portfolio.

            WHEREAS, the Company desires to appoint the Bank as the custodian for each Fund, and the Bank desires to accept such appointment;

            WITNESSETH, that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Employment of Custodian and Property to be Held by It. The Company hereby employs the Custodian as the custodian of the assets of each Fund, including securities the Company desires to be held in places within the United States ("domestic securities") and securities the Company desires to be held outside of the United States ("foreign securities"). The Company agrees to deliver to the Custodian all securities and cash owned by each Fund, and all payments of income, payments of principal or capital distributions received by the Fund with respect to all securities owned by the Fund from time to time, and the cash consideration received by the Fund for such new or treasury shares of capital stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

            Upon receipt of "Proper Instructions" (within the meaning of Article
6), the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with any necessary approvals by the Board of Directors of the Company, and provided that the appointment by the Custodian of any sub-custodians shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

2. Duties of the Custodian with Respect to Fund Property held by the Custodian in the United States.


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2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each of the Funds all non-cash property, including all securities owned by the Funds, other than (a) securities which are maintained pursuant to
Section 2.12 in a clearing agency which acts as a securities depository or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited Assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either, and to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States in connection with transactions involving foreign securities, collectively referred to herein as a "Securities System".

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Company for the account of a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following:

            1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

            2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company on behalf of a Fund;

            3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section
                        2.12 hereof;

            4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund;

            5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            6) To the issuer thereof, or its agent, for transfer into the name of the Company for the-account of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to
                        Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;


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            7)          Upon the sale of such securities for the account of a
                        Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

            8) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            10) For delivery in connection with any loans of securities made by the Company on behalf of a Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by a Fund prior to the receipt of such collateral;

            11) For delivery as security in connection with any borrowings by the Company on behalf of a Fund requiring a pledge of assets by the Company on behalf of such Fund, but only against receipt of amounts borrowed;

            12) For delivery in accordance with the provisions of any agreement among the Company on behalf of a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. (`NASD"), relating to the compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;


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            13)         For delivery in accordance with the provisions of any
                        agreement among the Company on behalf of a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company on behalf of a Fund;

            14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the applicable Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemptions; and

            15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors of the Company signed by an officer of the Company and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company for the account of the applicable Fund(s) or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively to the Company's, unless the Company has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the applicable Fund(s), or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Company under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each applicable Fund, other than cash maintained by the applicable Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Cash held by the Custodian for each Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a


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


custodian under the Investment Company Act of 1940 and that each such bank or trust company and the cash to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Company. Such cash shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Payments for Shares. The Custodian shall receive from the distributor for each Fund Shares or from the Transfer Agent of each Fund and deposit into the Fund account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Funds.

2.6 Availability of Federal Funds. Upon mutual agreement between the Company and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Funds as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for Shares of the Funds which are deposited into the Funds' accounts.

2.7 Collection of Income. The Custodian shall, or shall cause its agent or sub-custodian to, collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent or sub-custodian and shall credit such income, as collected, to the applicable Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Unless the Custodian is the lending agent in connection with securities loaned by the Fund, income due each Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Company. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or daft as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

2.8 Payment of Company Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of each Fund in the following cases only:

            1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of each Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the


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                        Investment Company Act of 1940 to act as a custodian and
                        has been designated by the Custodian as its agent for this purpose) registered in the name of the Company for the account of a Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of the repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Company for the account of a Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from a Fund;

            2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

            3) For the redemption or repurchase of Shares issued by a Fund as set forth in Section 2.10 hereof;

            4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of such Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses am to be in whole or part capitalized or treated as deferred expenses;

            5) For the payment of any dividends declared pursuant to the governing documents of the Company and the applicable Fund;

            6) For payment of the amount of dividends received in respect of securities sold short; or

            7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors of the Company signed by an officer of the Company and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.


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2.9 Liability for Payment in Advance of Receipt of Securities Purchased. The
Custodian shall not make payment for the purchase of domestic securities for the account of a Fund in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance. In any and every case where payment for purchase of domestic securities far the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance, the Custodian shall be absolutely liable to the Company (for the account of the Fund) for such securities to the same extent as if the securities had been received by the Custodian.

2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation or Bylaws and any applicable votes of the Board of Directors of the Company, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Company to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Company and the Custodian.

2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940 to act as a custodian as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder.

2.12 Deposit of Fund Assets in Securities System. The Custodian may deposit and/or maintain domestic securities owned by any Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in a Federal Reserve Bank, as Custodian may select, and to permit such deposited Assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:


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            1)          The Custodian may keep domestic securities of a Fund in
                        a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

            2) The records of the Custodian with respect to domestic securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to such Fund;

            3) The Custodian shall pay for domestic securities purchased for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of a Fund upon (i) the simultaneous receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advises from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Company at its request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of each Fund.

            4) The Custodian shall provide the Company with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

            5) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article 16 hereof;

            6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Company (for the account of each Fund) for any loss or damage to the applicable Fund(s) resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System; at the election of the Company, it shall be entitled to be subrogated to the


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                        rights of the Custodian with respect to any claim
                        against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the applicable Funds have not been made whole for any such loss or damage.

2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company for the account of any Fund, (ii) for the purpose of segregating cash or government securities in connection with options purchased, sold or written by the Company for the account of any Fund or commodity futures contracts or options thereon purchased or sold by the Company for the amount of any Fund,
(iii) for the purpose of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of the clause (iv), upon receipt of, in addition to Proper instructions, a certified copy of a resolution of the Board of Directors of the Company signed by an officer of the Company and certified by the Secretary or in Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

3. Duties of the Custodian with Respect to Fund Property Held Outside of the United States.

3.1 Appointment of Foreign Sub-Custodians. The Custodian is authorize and instructed, either directly or indirectly (through one or more sub-custodian U.S. banks), to employed as sub-custodians for any Fund's securities and other assets maintained outside of the United States the foreign banking institutions, foreign securities depositories and foreign clearing agencies designated on Exhibit A hereto ("foreign sub-custodians"); provided, however, that notwithstanding the contents of Exhibit A hereto, the Custodian (including any of its agents and sub-custodians) is authorized to directly or indirectly employ or retain any sub-custodian, depository or clearing agency only if said employed or retained institution qualifies as either (a) an


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"eligible foreign custodian", as defined in Rule 17f-5 under the Investment
Company Act of 1940, or (b) a "bank", as defined in Section 2(a)(5) of the Investment Company Act of 1940, that in turn qualifies as an eligible domestic custodian under Section 17(f) of the Investment Company Act of 1940; and provided further that the Custodian shall be liable to the Company for any loss of any Fund assets custodied with any institution directly or indirectly employed or retained by the Custodian (or any of its agents or sub-custodians) that does not meet the qualifications of either clause (a) of (b) of the preceding proviso.

            Upon receipt of Proper Instructions, together with a certified resolution of the Company's Board of Directors, the Custodian and the Company may agree to amend Schedule A hereto from time to time to designate additional or alternative foreign banking institutions, foreign securities depositories and foreign clearing agencies to act as sub-custodians. Each foreign banking institution shall be authorized to deposit securities in foreign securities depositories and foreign clearing agencies authorized pursuant to Rule 17f-5 under the Investment Company Act of 1940. Upon receipt of Proper Instructions from the Company the Custodian shall promptly cease the employment of any one or more of such sub-custodians for maintaining custody of the assets of the applicable Fund(s).

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodian to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the foreign securities transactions of the applicable Fund(s).

3.3 Segregation of Securities. The Custodian shall identify on its books as belonging to the Company for the account of one or more of the Fund(s), the foreign securities of each such Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian or its duly appointed U.S. sub-custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian (or its U.S. sub-custodian, as the case may be) on behalf of its customers and physically segregate in that account securities and other assets of the Custodian's customers, and, in the event that such institution deposits a Fund's securities in a foreign securities depository, the sub-custodian shall identify on its books as belonging to the Custodian (or its U.S. sub-custodian, as the case may be), as agent for the Custodian's customers, the securities so deposited (all collectively referred to as the "Account").

3.4 Agreement with Foreign Banking Institution. Each agreement with a foreign banking institution shall provide that: (a) each Fund's assets will not be subject to any right, charge, security interest, lien or claim or any kind in favor of the foreign banking institution or its creditors, except a claim of payment for their safe custody or administration; (b) beneficial ownership for each Fund's assets will be freely transferable without the payment of money or value other sum for custody or administration, which may include payment of stamp duties or government taxes; (c) adequate records will be maintained identifying the assets as belonging to the customers of Custodian; (d) officers of or auditors employed by, or other representatives of


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the Custodian, including independent public accountants for each Fund, will be given access to the books and records of the foreign banking institution relating to its actions given under its agreement with the Custodian or shall be given confirmation of the contents of such books and records; and (e) assets of each Fund held by the foreign sub-custodian will be subject only to the instructions of the Company, the Custodian or their agents.

3.5 Access of Independent Accountants of the Company. Upon request of the Company, the Custodian will use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books ad records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institutions under its agreement with the Custodian (or its U.S. sub-custodian, as the case may be).

3.6 Reports by Custodian. The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of each applicable Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign sub-custodian for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

3.7 Foreign Securities Transactions.

            1) Upon receipt of Proper Instruction, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall make or cause its foreign sub-custodian to transfer, exchange or deliver foreign securities owned by the Company for the account of a Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.2.

            2) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause its foreign sub-custodian to pay out monies of a Fund, but except to the extent explicitly provided herein only in any of the cases specified in Section 2.8.

            3) Settlement and payment for securities received for the account of a Fund and delivery of securities maintained for the account of a Fund may, upon receipt of Proper Instructions, be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

            4) With respect to any transaction involving foreign securities, the Custodian or any sub-custodian in its discretion may case a Fund's account to be credited on either the contractual settlement date or the actual settlement date with the proceeds of any sale or exchange of foreign securities from the account of the applicable Fund and to be debited on either the contractual settlement date or the actual settlement date for the cost of foreign securities purchased or acquired for such Fund according to Custodian's then current internal policies and procedures pertaining to securities settlement, which policies and procedures may change from time to time. Custodian shall advise the Company of any changes to such policies and procedures. The Custodian may reverse any such credit or debit made on the contractual settlement date if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by Custodian in its reasonable discretion, after the contractual settlement date except that if any foreign securities delivered pursuant to this section are returned by the recipient thereof, the Custodian may cause any such credits and debits to be reversed at any time.

            5) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in
                        Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

            6) Until the Custodian receives written instructions to the contrary the Custodian shall, or shall cause the sub-custodian to collect all interest and dividends paid on securities held in each applicable Fund's account, unless such payment is in default. Unless otherwise instructed, the Custodian shall convert interest, dividends and principal received with respect to securities in a Fund's account into United States dollars and the Custodian shall perform foreign exchange contracts for the conversion of United States dollars to foreign currencies for the settlement of trades whenever it is practicable to do so through customary banking channels. Customary banking channels may vary based upon industry practice in each jurisdiction, and shall include the banking facilities of the Custodian's affiliates, in accordance with such affiliate's then prevailing internal policy on funds repatriation. All risk and expense incident to such foreign collection and conversions is the responsibility of each applicable Fund's account, and Custodian shall have no responsibility for fluctuation in exchange rates affecting collections or conversions.

3.8 Foreign Securities Lending. Notwithstanding any other provisions contained in this Contract, the Custodian and any sub-custodian shall deliver and receive securities loaned or returned in connection with securities lending transactions only upon and in accordance with Proper Instructions; provided, if the Custodian is not the lending agent in connection with such securities lending, then neither the Custodian or any sub-custodian shall undertake or otherwise be responsible for:

            (i)         marking to market values for such loaned securities.

            (ii) collection of dividends, interest or other disbursements or distributions made with respect to such loaned securities

            (iii) receipt of corporate action notices, communications, proxies or instruments with respect to such loaned securities, and

            (iv) custody, safekeeping, valuation or any other actions or services with respect to any collateral securing any such securities lending transactions.

            In the event that the Custodian is the applicable Fund's lending agent in connection with a specific securities loan, the Custodian shall undertake to perform all of the above duties with regard to such loan, except that the Company shall not receive, nor be enabled to vote, proxies in connection with such loaned security.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian (or its U.S. sub-custodian bank, as applicable) employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and Custodian's customers from and against any loss, damage, cost, expense, liability or claim arising out of such sub-custodian's negligence, fraud, bad faith, willful misconduct or reckless disregard of its duties. At the election of the Company, it shall be entitled to be subrogated to the right of the Custodian with respect to any claims against the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Company has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Monitoring Responsibilities. The Custodian shall furnish annually to the Company information concerning the foreign sub-custodians employed by the Custodian (or its U.S. sub-custodian bank, as applicable). Such information shall be similar in kind and scope to that furnished to the Company in connection with the initial approval of this Contract (and any contracts with U.S. and foreign sub-custodians entered into pursuant hereto). In addition, the Custodian will promptly inform the Company in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or is notified by the Custodian's U.S. sub-custodian bank (if any) or a foreign banking institution employed as foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (United States dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted United States accounting principles).

3.11 Branches of United States Banks. Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of any Fund's assets maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 which meets the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by Article 1 of this Contract.

3.12 Expropriation Insurance. The Custodian represents that it does not intend to obtain any insurance for the benefit of the Company or any Fund which protects the imposition of exchange control restrictions or the transfer from any foreign jurisdiction of the of sale of any securities or against confiscation, expropriation or nationalization of any securities or the assets, of the issuer of such securities is organized or in which securities am held for safekeeping either by Custodian or any sub custodians in such country. The Custodian represents that its understanding of the position of the Staff of the Securities and Exchange Commission is that any investment company investing in securities of foreign issuers his the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to: political risk, including the appropriateness of insuring against such risk.

4. Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such securities.

5. Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Company all written information (including, without limitation, dependency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Company) received by the Custodian from issuers of the securities being held for each Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.


                                      -14

6. Proper Instructions. Proper Instructions as used in this Contract mean a writing signed or initiated by one or move person or persons as the Board of Directors of the Company shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or Assistant Secretary as to the authorization by the Board of Directors of the Company accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between election-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for each Fund's assets.

7. Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Company:

            1) Make payments to itself or others for minor expenses of handling securities provided that all such payments shall be accounted for to the Company;

            2) Surrender securities in temporary form for securities in definitive form;

            3) Endorse for collection, in the names of the applicable Fund, checks, drafts and other negotiable instruments; and

            4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company except as otherwise directed by the Board of Directors of the Company.

8. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument of paper believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Custodian may, receive and accept a certified copy of a vote of the Board of Directors of the Company as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) or any determination or of any action duly made or taken by the Board of Directors as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

9. Class Actions. The Custodian shall transmit promptly to the Company all notices or other communications received by it in connection with any class action lawsuit relating to securities currently or previously held for one or more of the Funds. Upon being directed by the Company to do so, the Custodian shall furnish to the Company any and all written materials which establish the holding/ownership, amount held/owned, and period of holding/ownership of the securities in question.

10. Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Company and each Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rule 3la-1 and 31a-2 thereunder. The Custodian shall also maintain records as directed by the Company in connection with applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Company and the Funds. With respect to securities and cash deposited with a Securities System, a sub-custodian or an agent of the Custodian, the Custodian shall identify on its books all such securities and cash as belonging to the Company for the account of the applicable Fund(s). All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authority officers, employees or agents of the Company. Such records shall be made available to the Company for review by employees and agents of the Securities and Exchange Commission. The Custodian shall furnish to the Company, and its agents as directed by the Company, as of the close of business on the last day of each month a statement showing all transactions and entries for the account of the Company during that month, and all holdings as of month-end.

            All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Company and, in the event of termination of this Agreement, shall be delivered to the Company. Subsequent to such delivery, and surviving the termination of this Agreement, the Company shall provide the Custodian access to examine and photocopy such records as the Custodian, in its discretion, deems necessary, for so long as such records are retained by the Company.

11. Opinion of Company's Independent Accountant. The Custodian shall take all reasonable action, as the Company may from time to time request, to obtain from year to year favorable opinions from the Company's independent accountants with respect to its activities hereunder in connection with the preparation of the Company's Form N-lA and Form N-SAR or other reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12. Reports to Company by Independent Public Accountants. The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope, and in sufficient detail, as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if them are no such inadequacies, the reports shall so state.

13. Compensation of Custodian. For performance by the Custodian pursuant to this Agreement, the Company, out of the assets of each applicable Fund, agrees to pay the Custodian annual asset fees and supplemental charges as set out in Exhibit
B. Fees and supplemental charges may be changed from time to time subject to mutual written agreement between the Company and the Custodian.

14. Responsibility of Custodian. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Company or any Fund for any action taken or omitted by it in good faith and without negligence. It shall be entitled to rely on and may act upon advice of counsel of, or reasonably acceptable to, the Company on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Company.

            If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in the amount and form reasonably satisfactory to it.

            If the Company requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of a Fund shall be security therefor and should the Company fail to repay the Custodian promptly with respect to any Fund, the Custodian shall be entitled to utilize available cash and to dispose of assets to the extent necessary to obtain reimbursement.

            The Custodian shall not be liable for any loss or damage to the Company or any Fund resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against any securities depository or from use of a sub-custodian or agent. Anything in this Contract to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Agreement, reasonable care, for which the Custodian shall be responsible to the same extent as if it were performing such duties directly. The Custodian shall be responsible for the securities and cash held by or deposited with any sub-custodian or agent to the same extent as if such securities and cash were directly held by or deposited with the Custodian. The Custodian hereby agrees that it shall indemnify and hold the Company and each applicable Fund harmless from and against any loss which shall occur as a result of the failure of a foreign sub-custodian holding the securities and cash to provide a level of safeguards for maintaining any Fund's securities and cash not materially different from that provided by a United States custodian holding such securities and cash in the United States.

            The Custodian agrees to indemnify and hold the Company and each of the Funds harmless for any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the Custodian's own negligence or willful misconduct or that of its officers, agents, sub-custodians or employees in the performance of the Custodian's duties and obligations under this Contract.

15. Effective Period, Termination and Amendment. The Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Company has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by each Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, provided further, however, that the Company shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of its Articles of Incorporation, and further provided, that the Company may at any time by action of its Board of Directors, with respect to any Fund (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

            Upon termination of the Contract, the Company on behalf of each Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

16. Successor Custodian. If a successor custodian shall be appointed by the Board of Directors of the Company, the Custodian shall, upon termination deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer to an account of the successor custodian each of the Fund's securities held in a Securities System.

            If no such successor custodian shall be appointed, the Custodian shall in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Company, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

            In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its list published, report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under and pursuant to this Contract.

            In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

17. Interpretive and Additional Provision. In connection with the operation of this Contract, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation or Bylaws of the Company. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

18. Minnesota Law to Apply. This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of Minnesota.

19. Prior Contracts. This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Company and the Custodian relating to the custody of each Fund's assets. This Contract shall not be assignable by any party hereto; provided however, that any entity into which the Company or the Custodian, as the case may be, may be merged or converted or with which it may be consolidated, or any entity succeeding to all or substantially all of the business of the Company or the custody business of the Custodian, shall succeed to the respective rights and shall assume the respective duties of the Company or the Custodian, as the case may be, hereunder.

20. General. Nothing expressed or mentioned in or to be implied from any provision of this Contract is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in rasped to this Contract, or any covenant, condition and provision herein contained, this Contract and all of the covenants, conditions and provisions hereof being intended to be and being the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

            IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized officers as of the day and year first above written.

IAI Retirement Funds, Inc.              Norwest Bank Minnesota, N.A.


By /s/ Richard E. Struthers             By /s/ Theresa G. Banks
   ------------------------------          ------------------------------
   Richard E. Struthers                    Theresa G. Banks

ATTEST                                  ATTEST


By /s/ William C. Joas                  By /s/ Susan J. Skonnord
   ------------------------------          ------------------------------
   William C. Joas                         Susan J. Skonnord

                                                                       EXHIBIT A

                                IAI MUTUAL FUNDS
                          (Effective November 3, 1993)

                          MORGAN STANLEY TRUST COMPANY
                             GLOBAL CUSTODY NETWORK

 COUNTRY           NAME OF BANK/DEPOSITORY                                                              RULE 17f-5
 -------           (date of sub-custodian agreement with Morgan Stanley)                                 BASIS OF
                   -----------------------------------------------------                                ELIGIBILITY
                                                                                                        -----------
Argentina          Citibank, N.A. - Buenos Aires Branch (8/28/91, signed 4/9/92)                            (1)
                    Caja de Valores                                                                         (5)

Australia          Australia and New Zealand Banking Group Limited (10/23/90)                               (2)
                   Clearing House Electronic Subregister System                                             (5)

Austria            Euroclear Clearance System (n/a) Wertpapiersammelbank                                    (4)
                                                                                                            (5)

Belgium            Banque Bruxelles Lambert (7/20/92)                                                       (2)
                   Caisse Interprofessionnelle de Depot et de Virements de Titres                           (5)

Brazil             Banco de Boston (1/7/93)                                                                 (2)
                   Bolsa de Valores de Sao Paulo                                                            (5)
                   Bolsa de Valores de Rio de Janeiro                                                       (5)

Canada             Toronto Dominion Bank (1/29/91)                                                          (2)
                   The Canadian Depository for Securities                                                   (5)

Chile              Citibank, N-A. - Santiago Branch (7/8/92)                                                (1)

Denmark            Euroclear Clearance System (n/a)                                                         (4)
                   Vaerdipapircentralen                                                                     (5)

Finland            Euroclear Clearance System (n/a)                                                         (4)

France             Banque Indosuez (7/25/91)                                                                (2)
                   Societe Interprofessionelle la Compensacion des Valuer Mobilieres                        (5)
                   Societe de Compensacion des Marches Conclitionnels                                       (5)
                   Chambre de Compensation des Instruments Financiers de Paris                              (5)

Germany            Berliner Handels-und Frankfurter Bank (11/1/91)                                          (2)
                   Deutscher Kassenverein AG                                                                (5)

Greece             Citibank, N.A. - Athens Branch (4/9/92)                                                  (1)
                   Central Clearing Office of Athens Stock Exchange                                         (5)

Hong Kong          Hong Kong and Shanghai Banking Corporation Ltd.
                   (1/20/88, amended 5/26/93)                                                               (2)
                   Hong Kong Securities Clearing Company                                                    (5)

India              Hong Kong and Shanghai Banking Corporation Ltd.
                   (1 /20/88, amended 5/26/93)                                                              (2)

Indonesia          Hong Kong and Shanghai Banking Corporation Ltd.
                   1/20/88, amended 5/26/93)                                                                (2)

Ireland            Allied Irish Bank (7/4/91)                                                               (2)
                   Stock Exchange Talisman System                                                           (5)

Italy              Barclays Bank PLC (4/18/91, supplemented 5/31/91)                                        (2)
                   Monte Titoli S.p.A.                                                                      (5)

Japan              The Mitsubishi Bank Limited (5/25/88)                                                    (2)
                   Japan Securities Depository Center                                                       (5)

Korea              Standard Chartered Bank (1/2/92)                                                         (2)
                   The Korean Central Depository                                                            (5)

Malaysia           Oversea Chinese Banking Corporation (4/12/88,
                   supplemented 5/19/88 and 7/18/88)                                                        (2)
                   The Malaysian Central Depository                                                         (5)

Mexico             Citibank, N.A. - Mexico City Branch (8/28/91, signed 4/9/92)                             (1)
                   Instituto para el Deposito de Valores (S.D. Indeval)                                     (5)


Netherlands        ABN Amro Bank (3/89)                                                                     (2)
                   Nederlands Centraal Institut voor Giraal Effectenverkeer.B.V. (NECIGEF)                  (5)

New Zealand        Bank of New Zealand (7/11/89)                                                            (2)
                   Austraclear New Zealand System                                                           (5)

Norway             Euroclear Clearance System (n/a)                                                         (4)
                   Verdipapirsentralen                                                                      (5)

Phillipines        Hong Kong and Shanghai Banking Corporation Ltd.
                   (1/20/88, amended 5/26/93)                                                               (2)

Portugal           Banco Comercial Portugues (10/l/89)                                                      (2)
                   Lisbon Stock Exchange (SICOB system)                                                     (5)
                   Oporto Stock Exchange (CAMBIUM system)                                                   (5)

Singapore          Oversea Chinese Banking Corporation (4/12/88, supplemented 5/19/88 and 7/18/88)          (2)
                   Central Depository Pte Ltd                                                               (5)

Spain              Banco Santader (3/22/89)                                                                 (2)
                   Servicio de Compensacion y Liquidacion de Valores                                        (5)

Sweden             Euroclear Clearance System (n/a)                                                         (4)
                   Vardepapperscentralen                                                                    (5)

Switzerland        Morgan Guaranty Trust Company of New York-Zurich Branch (10/16/91)                       (1)
                   Schweizerische Effekten Ciro A.G. (SEGA)                                                 (5)

Taiwan             Hong Kong and Shanghai Banking Corporation Ltd. (1/20/88, amended 5/26/93)               (2)
                   Taiwan Securities Depository Co.                                                         (5)

Thailand           Standard Chartered Bank (1/29/90)                                                        (2)
                   Share Depository Center                                                                  (5)

Turkey             Citibank, N.A- - Istanbul Branch (8/28/91, signed 4/9/92)                                (1)

United Kingdom     Barclays Bank PLC (9/92)                                                                 (2)
                   Stock Exchange Talisman System                                                           (5)

Uruguay            Citibank, N.A. - Montevideo Branch (8/28/91, signed 4/9/92)                              (1)

Venezuela          Citibank, N.A- - Caracas Branch (8/28/91, signed 4/9/92)                                 (1)

(1) Foreign branch of a United States bank, which qualifies as an eligible domestic custodian under Section 17(f) of the Investment Company Act of 1940.

(2) A bank or trust company that has shareholders' equity in excess of $200 million (US) and is regulated as a bank or trust company by the foreign country's government.

(3)         A majority-owned direct or indirect subsidiary of a qualified U. S.
            Bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholder equity in excess of $100 million (US).

(4) A securities depository or clearing agency which operates a trans-national system for the central handling of securities or equivalent book entries.

(5) A central securities depository or clearing agency which operates the central system for the handling of securities or book-entries in that country.

                                                                       Exhibit B

                      (as amended through August 18, 1993)
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                          IAI Investment Funds I, Inc.
                                       AND
                          NORWEST BANK MINNESOTA, N.A.

                              Compensation Schedule
                              ---------------------

ANNUAL FEES                                                               Rate
     Fee Per Global Market Value                                       $0.0012
     (DOMESTIC SECURITIES EXCLUDED)
     Fee Per Issue Held                                                 $25.00
     (GLOBAL SECURITIES EXCLUDED)
     Fee Per Account                                                 $4,000.00
     Norwest ACCESS (on-line cost $.50 billed to client)             $3,600.00
       FIRST YEAR WAIVED EXCLUDING COMMUNICATIONS COSTS

TRANSACTION FEES - DOMESTIC SECURITIES
     DTC Purchase/Sale/Maturity                                          $8.00
     Fed Purchase/Sale/Maturity                                          10.00
     New York Physical Purchase/Sale/Maturity                            20.00
     Commercial Paper Purchase/Maturity                                  20.00
     Other Physical Purchase/Sale/Maturity                               20.00
     Options/Futures Purchase/Sale                                       20.00

     Book Entry Deposit/Withdrawal                                      $12.50
     Book Entry Re-Registration                                          15.00
     Physical Re-Registration                                           100.00

     GNMA and Fed Agency Principal Payments                              $5.00
     CMO & Private Placement Payments                                    15.00
     Non-Trade Wire                                                      10.00
     Transfer to DDA/Check Issuance                                       0.00
     Overnight Sweep Activity                                             0.00

TRANSACTION FEES - GLOBAL SECURITIES
     Global Equity Transactions                                         $50.00
     Forward Currency Purchase/Sale                                       0.00

                                                                       Exhibit C

                      (as amended through August 18, 1993)
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                          IAI Investment Funds I, Inc.
                                       AND
                           NORWEST BANK MINNESOTA, NA.

              SETTLEMENT AND INCOME PAYMENT POLICIES AND STANDARDS
              ----------------------------------------------------

SETTLEMENT POLICY

Norwest will:

1. Guarantee posting of all trades on contractual settlement date based on the following standards:

            a. Complete information for all 5-day settlements (Depository Trust Company-DTC and physical settlements) is received by Trade Date + 1.

            b. Complete information for trades settling through Participant Trust Company (PTC)is received by Trade Date + 1.

            c. Complete information for FEDERAL BOOK ENTRY trades is received by 11:00 am on Settlement Date for same day settlement and by 4:00 pm on Trade Date for next day settlement.

            d. Complete information for International trades is received by 11:00 am on Trade Date.

            e. For physical trades settling same day or next day in New York or Minneapolis, complete trade information is received by:
                        1.          9:00 am on Settlement Date for sales
                                    settling in Minneapolis.
                        2.          10:30 am on Settlement Date for sales
                                    settling in New York.
                        3.          11:00 am on Settlement Date for all
                                    purchases.

2. Process any trade information which is received AFTER the Norwest standard on a BEST EFFORTS basis.

3. Make efforts to contact the party with investment authority to obtain direction for all ID confirms not affirmed by Trade Date + 3.

4. Guarantee posting on contractual settlement date for the sale of any security which is on loan through Norwest's Securities Lending Program if trade information is received BY.2:00 PM ON TRADE DATE.

5. Not be responsible for posting trades on Settlement Date if trade information is incomplete, incorrect, or late.

6. Not be responsible for posting a sale on Settlement Date if the security is not in good deliverable form on Trade Date. This may include, but is not restricted to, the following types of securities:

                        a.          Restricted Stock
                        b.          Private Placements
                        c.          Limited Partnerships
                        d.          Closely Held Issues

7. Make efforts to obtain written authorization for all trades which are not directly affirmed to DTC by the client.

8. Retain the right to reverse the posting of any sale if the underlying security was involved in a full or partial call and the sale was contracted after the call publication date.

INCOME PAYMENT POLICY

Norwest will credit income in Fed funds and cash becomes available for investment immediately.

                                                                                  Principal
Security Type                            Dividends/Interest     Maturities        Payments
-------------                            ------------------     ----------        --------
Bond Calls, Full and Partial Calls                              Receipt*          Receipt

Equities, Common & Preferred             Payable Date           N/A               N/A

Bonds, Corporate & Municipals            Payable Date           Payable Date      Receipt

Treasuries                               Payable Date           Payable Date      Receipt

GNMA I & II                              Payable Date           N/A               Payable + 2**

Fed Agencies                             Payable Date           Payable Date      Receipt

Other Govt Agencies                      Payable Date           Payable Date      Receipt

Commercial Paper                         Payable Date           Payable Date      N/A

Repurchase Agreements                    Payable Date           Payable Date      N/A

Mutual Funds                             Receipt                N/A               N/A

Unit Investment Trusts (UITs)            Receipt                N/A               Receipt

Global Securities                        Receipt                Receipt           N/A

Certificates of Deposit                  Receipt                Payable Date      N/A

Passbook, Time Deposits                  Receipt                Payable Date      N/A

* After 8/1/93 with the implementation of the AMS trust system, bond calls will be paid on Payable Date in Fed Funds credit.

** After 8/1/93 with the implementation of the AMS trust system, GNMA principal payments will be paid on Payable Date + 1 in Fed Funds credit.